Exhibit 10.59

SECOND AMENDMENT to the NATIONWIDE INDIVIDUAL

DEFERRED COMPENSATION PLAN AS

AMENDED AND RESTATED

January 1, 2005

It is hereby understood and agreed that the Nationwide Individual Deferred Compensation Plan as Adopted January 1, 2005 (“Plan”), is further amended, as follows:

1.	Effective September 1, 2005, the first sentence of the last paragraph of Section 4.02 is restated as:

Except for Insiders, the Participant may change the investment options in which his or her account is deemed to be invested for this purpose once every seven (7) calendar days, and may make different elections with respect to such deemed investments with respect to each of his or her sub-accounts.

2.	Effective July 1, 2006, the definition of “Eligible Participant” is restated as follows:

1.20

Eligible Participant: An individual who is an Executive and any employee of the Companies who had an individual deferred compensation agreement or deferred compensation election under this Plan in effect for any prior calendar year. A newly hired Executive will become eligible to participate in the Plan on the first of the month following completion of a waiting period of one month from date of hire. An individual who was eligible to participate in the Nationwide Employee Deferred Compensation Plan will not become an Eligible Participant under this Plan until the year following the year in which he or she first becomes an Executive.

3.	Effective January 1, 2006, the following new Sections 1.09 and 1.10 are added:

1.09	Business Unit Target Award Compensation (“BUTA Compensation”): the payment of Business Unit Target Award under the Nationwide Property and Casualty, Long Term Performance Plan (“LTPP”).

1.10

Business Unit Target Award Compensation Deferral Percentage: The percentage elected for deferral from BUTA Compensation by an Eligible Participant pursuant to Article 3. Participants may elect to cap the deferral percentage with a dollar amount maximum each year.

4.	Effective January 1, 2006, the existing Sections 1.09 through 1.45 are renumbered as 1.11 through 1.47.

5.

Effective January 1, 2006, the defined term “Key Employee” is hereby replaced in all instances with the term “Specified Executive” and “Specified Executive” shall have the meaning given “Key Employee” in Section 1.24 of the Definitions of the Plan.

6.

Effective January 1, 2006, all references to “NVA Compensation” are replaced with “NVA Compensation and BUTA Compensation” in each instance used in Article 2 through Article 7 of the Plan, including amendments to those sections reflected in the First Amendment to the Plan.

7.	Effective January 1, 2005, the last paragraph of Section 3.02 is hereby deleted.

8.	Effective January 1, 2006, the following paragraph is hereby added to the end of Section 3.02:

Notwithstanding the foregoing, any Election of Deferral for NVA Compensation or BUTA Compensation made with respect to amounts earned on or after January 1, 2006, will be irrevocable Elections of Deferral for all NVA Compensation and BUTA Compensation earned on or after January 1, 2006. NVA Compensation and BUTA Compensation earned on or after January 1, 2007, will not be eligible for a new Election of Deferral after December 31, 2006.

9.	Effective January 1, 2007, the last paragraph of Section 5.01 is restated as:

Distributions for the Savings Plan Company matching contribution credit described in Section 4.04 (“Savings Plan benefit”) shall be distributed in accordance with the Participant’s Distribution Election applicable to the Salary Election of Deferral applicable to the Plan Year in which the Participant becomes one hundred percent (100%) vested in the Nationwide Savings Plan. If the Participant has no Salary Election Deferral for the applicable Plan Year, the Savings Plan benefit shall be distributed in accordance with the Participant’s Election Deferral in the following order:

(a) in accordance with the Short-Term Incentive Election Deferral for the Plan Year in which the Short-Term Incentive would have been paid;

(b) If Participant does not have a Short-Term Incentive Election Deferral for the applicable Plan Year, in accordance with the Periodic Incentive Compensation Election Deferral for the Plan Year in which the Periodic Incentive Compensation would have been paid;

(c) If the Participant does not have a Periodic Incentive Election Deferral for the applicable Plan Year, in accordance with most recent Restricted Stock Election Deferral, if any; and

(d) If the Participant has no Election of Deferral for Compensation or restricted stock in the applicable Plan Year, the default distribution method of payment beginning in 10 years and paid in equal 10-year installments.

Methods of distribution elected pursuant to individual deferred compensation agreements in effect prior to January 1, 2005, shall remain in effect with respect to each Participant’s sub-account, if any, which relates to deferrals under any such agreement.

IN WITNESS WHEREOF, Nationwide Mutual Insurance Company, on behalf of the Companies, has hereby executed this Amendment to be effective January 1, 2005.

NATIONWIDE MUTUAL INSURANCE COMPANY

By:	/s/ Bruce Thompson
Bruce Thompson
Associate Vice President – Associate General Counsel